Exhibit 5.1

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August 5, 2015

Board of Directors
Shore Bancshares, Inc.
28969 Information Lane
Easton, Maryland 21601

Re:	Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Shore Bancshares, Inc., a Maryland corporation (the “Company”), in connection with the Company’s filing of the above referenced registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 840,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, for issuance and sale by the Company in accordance with the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”), the prospectus for which is included in the Registration Statement (the “Prospectus”). We are furnishing this opinion letter to you pursuant to Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K under the Securities Act.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                 the Registration Statement, including the Prospectus contained therein and all exhibits thereto;

(ii)               the Amended and Restated Articles of Incorporation of the Company, as supplemented by the Articles Supplementary filed for record on January 7, 2009 and June 16, 2009, as presently in effect;

(iii)             the Amended and Restated By-laws of the Company, as presently in effect;

(iv)             the authorization given by the Company's Board of Directors (the “Board”) at a meeting duly held on August 5, 2015 relating to the authorization for the Registration Statement, the issuance and sale of the Shares and other related matters;

(v)               the Plan; and

(vi)             such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth.

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August 5, 2015

In our examination of the relevant documents, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competence of all natural persons, (iii) the authenticity of all documents submitted to us as original documents and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and (iv) the accuracy, completeness and authenticity of all certificates of public officials.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Based upon and subject to the foregoing, we are of the opinion that:

(1)         The Shares are duly authorized and, when issued by the Company in accordance with the Plan and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The opinion letter which we render herein is limited to those matters governed by the laws of the State of Maryland as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the paragraph numbered (1) above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely, /s/ Holland & Knight LLP Holland & Knight LLP

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